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Exhibit 32.2

Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the filing of the Quarterly Report of CVR Partners, LP, a Delaware partnership (the "Partnership") on Form 10-Q for the fiscal quarter ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Byron R. Kelley, Chief Executive Officer of CVR GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

          1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

By:	/s/ BYRON R. KELLEY Byron R. Kelley Chief Executive Officer of CVR GP, LLC, the general partner of CVR Partners, LP

Dated: August 1, 2013

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  Exhibit 32.2
Certification of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002